Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE MYRIAD GENETICS, INC. STOCKHOLDER DERIVATIVE LITIGATION	) )	C.A. No. 2021-0686-SG
NOTICE OF PENDENCY OF SETTLEMENT OF DERIVATIVE LITIGATION

TO: ALL CURRENT STOCKHOLDERS OF MYRIAD GENETICS, INC. (NASDAQ SYMBOL: MYGN)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS DERIVATIVE LITIGATION. THE COURT WILL HOLD A HEARING TO APPROVE THE PROPOSED SETTLEMENT ON AUGUST 6, 2024, AT 10:00 AM (EST), AT THE COURT OF CHANCERY SUSSEX COUNTY COURTHOUSE, 34 THE CIRCLE, GEORGETOWN, DE 19947.

IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS DEFINED HEREIN.

IF YOU DO NOT INTEND TO OBJECT TO THE PROPOSED SETTLEMENT, OR THE ATTORNEY’S FEE AWARD AMOUNT DESCRIBED HEREIN, NO ACTION IS REQUIRED BY YOU IN RESPONSE TO THIS NOTICE.

1.WHY ARE YOU RECEIVING THIS NOTICE?

The purpose of this Notice1 is to inform you of (i) the derivative litigation in the above-captioned Action and the Federal Derivative Action (collectively, the “Derivative Litigation”) brought by Plaintiffs derivatively on behalf Myriad Genetics, Inc. (“Myriad” or the “Company”); (ii) a proposal to settle the Derivative Litigation as provided in a Stipulation of Settlement (“Stipulation”) dated April 30, 2024, which sets forth the terms and conditions of the proposed Settlement of the Derivative Litigation; (iii) your right, among other things, to object to the proposed Settlement and Plaintiffs’ Counsel’s requested Fee Award, and to attend and participate in a hearing scheduled for August 6, 2024 at 10:00 a.m. (EST) (the “Settlement Hearing”), at the Court of Chancery Sussex County Courthouse, 34 The Circle, Georgetown, DE 19947. This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Stipulation, the Parties will ask the Court to approve an Order and Final Judgment (the “Final Judgment”) that would end the Derivative Litigation.
2.BACKGROUND OF THE DERIVATIVE LITIGATION AND SETTLEMENT
THE FOLLOWING DESCRIPTION DOES NOT CONSTITUTE FINDINGS OF ANY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF ANY COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.
1 All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Stipulation and Scheduling Order.

Myriad is a Delaware Corporation with its headquarters in Salt Lake City, Utah. Myriad is a molecular diagnostic company that develops and markets pharmacogenomic lab tests that screen patients for the presence of certain traits or diseases and match patients to particular drugs based on their genetic profiles.
Plaintiffs allege that Defendants Mark C. Capone, Bryan M. Dechairo, R. Bryan Riggsbee, Heiner Dreismann, Walter Gilbert, John T. Henderson, Dennis Langer, Lee N. Newcomer, S. Louise Phanstiel, Colleen F. Reitan, and Lawrence C. Best (the “Individual Defendants”), current and former officers and/or directors of Myriad, breached their fiduciary duties to Myriad, and engaged in other wrongdoing, by failing to oversee the Company’s making of and/or causing the Company to make false and misleading statements about the efficacy of GeneSight, the results of the clinical trial studying GeneSight’s efficacy (the “GUIDED Study”), and the compliance of the GUIDED Study with guidance from the U.S. Food and Drug Administration (“FDA”).
On April 24, 2020, Plaintiff Hickok served an inspection demand on Myriad pursuant to 8 Del. Code § 220 for the production of internal documents.
Following negotiations between Plaintiff Hickok and Myriad regarding the scope of the inspection demand, the Company made productions to plaintiff Hickok on September 1, 2020, January 15, 2021, and May 28, 2021, comprising 1,775 pages.
On May 19, 2021, Esther Kogus (“Kogus”) served an inspection demand on Myriad pursuant to 8 Del. Code § 220 for the production of internal documents. The Company made a production to Ms. Kogus in June 2021.

On August 9, 2021, Plaintiff Hickok filed a verified shareholder derivative complaint in this Court (the “Hickok Action”) against certain current and/or former directors and officers of Myriad alleging breach of fiduciary duty, unjust enrichment, and insider trading.
On September 17, 2021, Plaintiff Marcey filed a verified stockholder derivative complaint in the United States District Court for the District of Delaware (the “Marcey Action”) against certain current and/or former directors and officers of Myriad alleging breach of fiduciary duty, unjust enrichment, waste of corporate assets, insider trading, and violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).
On November 19, 2021, the Hickok Action was stayed; provided, however, that any party could terminate the stay upon 30-days’ notice to all parties following a dismissal with prejudice of a factually related federal securities class action, captioned In re Myriad Genetics, Inc. Sec. Litig., No. 2:19-cv-00707-DBB (D. Utah), pending in the United States District Court for the District of Utah (the “Securities Class Action”).
On December 13, 2021, the judge presiding over the Securities Class Action certified a class of Myriad investors who purchased Myriad securities during the period August 9, 2017 through February 6, 2020.
On January 4, 2022, the Marcey Action was stayed pending resolution of forthcoming summary judgment motions in the Securities Class Action.

On January 18, 2022, Esther Kogus filed a verified stockholder derivative complaint in this Court (the “Kogus Action”) against certain current and/or former directors and officers of Myriad alleging breach of fiduciary duty, unjust enrichment, and aiding and abetting breaches of fiduciary duty.
On March 3, 2022, the Hickok Action and the Kogus Action were consolidated as the Action and stayed; provided, however, that any party could terminate the stay upon 30-days’ notice to all parties following a dismissal with prejudice of the Securities Class Action.
On April 4, 2022, Plaintiffs in this Action designated the verified stockholder derivative complaint filed in the Hickok Action as the operative complaint in this Action.
On September 28, 2022, Esther Kogus died.
In March 2023, per the terms of the orders temporarily staying the Derivative Litigation, counsel for Defendants informed counsel for Plaintiffs that the parties to the Securities Class Action would be participating in a mediation on May 1, 2023.
Although Plaintiffs did not participate in the mediation, on April 27, 2023, Plaintiffs served a settlement demand on Defendants in an effort to explore resolution of the Derivative Litigation.
On or around July 3, 2023, the parties to the Securities Class Action executed a term sheet memorializing the settlement of that action.
On or around July 12, 2023, Defendants provided substantive responses to the corporate governance enhancements proposed in Plaintiffs’ April 27, 2023 settlement demand.

For the next several months, the Parties engaged in extensive settlement negotiations, both in writing and telephonically.
On August 3, 2023, the parties to the Securities Class Action signed a stipulation of settlement and moved for preliminary approval of the settlement.
The Parties in the Derivative Litigation came to an agreement regarding the Corporate Governance Enhancements and executed a Memorandum of Understanding (“MOU”) on or around December 11, 2023.
On April 5, 2024, Esther Kogus’ grandson, Leo Shumacher filed a Suggestion of Death upon the Record in the Action relating to Esther Kogus.
On April 16, 2024, Mr. Shumacher filed an Unopposed Motion to Substitute Party Due to Death based, inter alia, upon the transfer of the Myriad stock held by Ms. Kogus to Mr. Shumacher, the designated beneficiary for Ms. Kogus’ Myriad stock shares, upon Ms. Kogus’ death.
On April 19, 2024, the Delaware Court of Chancery granted the Unopposed Motion to Substitute Party Due to Death and Ordered that Mr. Shumacher be substituted for Ms. Kogus as a plaintiff in the Action.
Mr. Shumacher, who has been kept apprised of the settlement negotiations, approves of terms of the proposed Settlement as memorialized in the MOU.
THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFFS' CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY THE INDIVIDUAL DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE DERIVATIVE LITIGATION WAS NOT SETTLED. DEFENDANTS HAVE DENIED, AND

CONTINUE TO DENY, ANY AND ALL WRONGDOING AS SET FORTH FURTHER BELOW.
3.WHAT ARE THE TERMS OF THE SETTLEMENT?
In consideration for the full Settlement and release of the Released Claims, and upon Court approval of the Settlement, Myriad has implemented or will implement the Corporate Governance Enhancements set forth in Exhibit A to the Stipulation.
The Corporate Governance Enhancements include the adoption by the Company of a New Disclosure Committee Charter, Job Profiles and Responsibilities guidelines for the Chief Compliance Officer and the Chief Scientific Officer, a New Mental Health Scientific Advisory Board Charter, Amendments to the Research Product and Innovation Committee Charter, Amendments to the Compensation and Human Capital Committee Charter, and Amendments to the Audit and Finance Committee Charter, among other corporate governance improvements detailed in Exhibit A to the Stipulation.
Plaintiffs believe that the Corporate Governance Enhancements will prevent a recurrence of the misconduct alleged in the Action and substantially protect and improve shareholder value.
In further consideration for the full Settlement and release of the Released Claims, Defendants have acknowledged that the filing of, pendency of, and/or settlement demands made in the Derivative Litigation were a substantial and material cause, factor or consideration for the Board’s decision to adopt, implement, and/or maintain the Corporate Governance Enhancements, and that the Corporate Governance Enhancements confer substantial benefits upon Myriad and its stockholders.

The Corporate Governance Enhancements shall remain in effect for a period of not less than four (4) years from the date of adoption, subject to certain conditions set forth in Exhibit A to the Stipulation.
4.WHAT CLAIMS WILL THE SETTLEMENT RELEASE?
Upon the Effective Date of the Settlement, Plaintiffs’ Releasing Parties shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants’ Released Claims.
Upon the Effective Date of the Settlement, Defendants’ Releasing Parties shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiff Parties from any and all of the Plaintiffs’ Released Claims.

4.1“Defendants’ Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever (however denominated), whether known or unknown, including Unknown Claims, that Plaintiffs asserted or could have asserted either directly or on behalf of nominal defendant Myriad in the Derivative Litigation or in any other court, tribunal, forum or proceeding, whether based on state, federal, local, foreign, statutory, regulatory, common or other law or rule, and which are based upon, arise out of, or relate in any way to, or involve, directly or indirectly, (a) the actions, inactions, deliberations, disclosures, discussions, decisions, votes, or any other conduct of any kind by any of the Released Defendant Parties, relating in any way to any facts, matters, events, circumstances, claims, or allegations alleged or that could have been alleged in the Derivative Litigation, or (b) the institution, commencement, prosecution, defense, mediation, or settlement of the Derivative Litigation.
4.2“Defendants’ Releasing Parties” means Defendants and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.

4.3“Plaintiffs’ Released Claims” means all claims and causes of action of every nature and description, whether known or unknown, whether arising under federal, state, common or foreign law, including Unknown Claims, that arise out of or relate in any way to Released Plaintiff Parties’ institution, prosecution, or settlement of the Derivative Litigation.
4.4“Plaintiffs’ Releasing Parties” means Plaintiffs, Myriad, and all Current Myriad Stockholders, whether acting directly, representatively, or derivatively on behalf of Myriad, and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives and assigns.
4.5“Released Claim(s)” means Plaintiffs’ Released Claims and Defendants’ Released Claims; provided, however, for the avoidance of doubt, that Released Claims shall not include any claims relating to the enforcement of this Stipulation or Settlement or any claims by Myriad or the Individual Defendants for insurance coverage or any claims by the Individual Defendants for indemnification or advancement.
4.6“Released Defendant Parties” means all Defendants in the Derivative Litigation, and any and all of their and Myriad’s respective current or former agents, parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, assigns, insurers, reinsurers, consultants, and other representatives, servants and related persons, in their capacities as such.

4.7“Released Party” or “Released Parties” means each and all of the Released Plaintiff Parties and the Released Defendant Parties.
4.8“Released Plaintiff Parties” means Plaintiffs and Plaintiffs’ Counsel and each of their respective agents, assigns, and related persons.
4.9“Releasing Parties” means Plaintiffs’ Releasing Parties and Defendants’ Releasing Parties.
4.10“Unknown Claims” means any Released Claim which the Releasing Party does not know or suspect to exist in his, her or its favor at the time of the Effective Date as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement.

5.WHAT ARE THE REASONS FOR SETTLING THE DERIVATIVE LITIGATION?
Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Litigation. Plaintiffs’ Counsel has taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Litigation, as well as the difficulties and delays inherent in such litigation, and Plaintiffs’ Counsel is also mindful of the inherent problems of proof and possible defenses to the claims alleged in the Derivative Litigation. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is fair, reasonable, adequate, and in the best interests of Myriad and all Current Myriad Stockholders and has agreed to settle the Derivative Litigation upon the terms and subject to the conditions set forth in the Stipulation.

Defendants have denied, and continue to deny, that they committed any breach of duty, made or allowed to be made any false or misleading statements, violated any law, or engaged in any wrongdoing, expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties, to the extent such duties exist, and further believe that the Derivative Litigation is without merit. Defendants further believe Plaintiffs did not have standing to bring this Derivative Litigation on behalf of Myriad pursuant to Del. R. Ch. Ct. 23.1. Defendants have entered into the Stipulation to eliminate the uncertainty, burden and expense of further protracted litigation. Neither their entry into the Stipulation nor the Stipulation itself shall be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted in the Derivative Litigation. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.
6.HOW WILL THE ATTORNEYS GET PAID?

After negotiation of the principal terms of the Settlement, including the Corporate Governance Enhancements and the definition of Released Claims, the Parties began negotiations regarding the amount of attorneys’ fees and expenses that Plaintiffs’ Counsel would request they be paid in connection with the Settlement of the Derivative Litigation. After extensive, arm’s-length negotiations, the Parties agreed that Plaintiffs’ Counsel will apply to the Court for an award of attorneys’ fees and expenses not to exceed $950,000 in the aggregate (the “Fee Award”).
Defendants acknowledge and agree that Plaintiffs’ Counsel is entitled to a fee award. Defendants have agreed not to oppose or object to the application by Plaintiffs’ Counsel for the requested agreed-upon Fee Award.
Plaintiffs may also seek the Court’s approval of reasonable services awards for each of the Plaintiffs, to be paid from the Fee Award, and Defendants have agreed not to oppose any such request.
The requested Fee Award will be paid by Myriad and/or its insurers.
Neither Plaintiffs nor Plaintiffs’ Counsel will make any application for an award of attorneys’ fees or expenses in any other jurisdiction. Except as otherwise provided in the Stipulation, each of the Parties shall bear his, her, or its own fees and costs.

The approval, validity, and enforceability of the Settlement is in no way dependent upon or impacted by the approval or disapproval of the requested Fee Award. Final resolution by the Court of the requested Fee Award is not a precondition to the dismissal with prejudice of the Derivative Litigation. Any failure of the Court to approve the requested Fee Award, in whole or in part, does not provide any of the Parties with the right to terminate the Settlement.
7.WHEN WILL THE SETTLEMENT HEARING TAKE PLACE?
The Court has scheduled a Settlement Hearing to be held on August 6, 2024 at 10:00 a.m. (EST), the Court of Chancery Sussex County Courthouse, 34 The Circle, Georgetown, DE 19947. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fee Award should be approved, and whether the Action should be dismissed with prejudice by entry of the Final Judgment pursuant to the Stipulation. The Court will also hear and rule on any objections to the proposed Settlement and Fee Award, and rule on such other matters as the Court may deem appropriate. The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the Parties and any Objectors (as defined below). The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Parties to the Stipulation and without further notice.

8.DO I HAVE A RIGHT TO APPEAR AND OBJECT?
Yes. Any record or beneficial stockholder of Myriad who wishes to object to the Stipulation, the proposed Final Judgment, and/or the Fee Award (“Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Judgment, unless he, she, or it has, no later than twenty (20) calendar days prior to the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served upon counsel listed below, the following: (i) proof of current ownership of Myriad stock; (ii) a written notice of the Objector’s intention to appear that states the Objector’s name, address, and telephone number and, if represented, the Objector’s counsel; (iii) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, and (iv) all documents or writings which the Objector desires the Court to consider. Such filings must be served upon the following counsel by hand delivery, overnight mail, or the Court’s electronic filing and service system:

SCHUBERT JONCKHEER & KOLBE LLP
Robert C. Schubert
Willem F. Jonckheer
2001 Union Street, Suite 200
San Francisco, California 94111
(415) 788-4220

RIGRODSKY LAW, P.A.
Timothy J. MacFall
300 Delaware Avenue, Suite 210
Wilmington, Delaware 19801
(302) 295-5310

Co-Lead Counsel for Plaintiffs
in the Action

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Winston P. Hsiao
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
(213) 687-5000

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY and POPEO, P.C.
John F. Sylvia
One Financial Center
Boston, Massachusetts 02111
(617) 542-6000

Counsel for Defendants

Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Derivative Litigation or any other action or proceeding or otherwise contesting the Stipulation or Fee Award, and will otherwise be bound by the Final Judgment and the releases to be given.

9.HOW DO I GET ADDITIONAL INFORMATION?
This Notice summarizes the Stipulation. It is not a complete statement of the events in the Derivative Litigation nor a complete recitation of the terms and conditions of the Stipulation. For additional information about the Derivative Litigation and Settlement, please refer to the documents filed with the Court, in the Federal Derivative Action, and in the Stipulation. The Stipulation and this Notice are also attached to a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission, that can be found at https://investor.myriad.com/sec-filings/. You may also examine the files in the Action during regular business hours of each business day at the office of the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 1980. The Clerk’s office will not mail copies of documents to you. You may also access the files in the Federal Derivative Action by accessing the docket in that case, for a fee, through the Public Access to Court Electronic Records (PACER) system at https://pacer.login.uscourts.gov/, or by visiting the Office of the Clerk for the United States District Court for the District of Delaware, 844 North King St., Unit 18, Wilmington, DE 19801, between 8:30 a.m. and 4:00 p.m. Eastern, Monday through Friday, excluding Court holidays. For more information concerning the Settlement, you may also call or write to Plaintiffs’ Counsel referenced above in Section 8.
PLEASE DO NOT CALL OR WRITE TO THE COURT.

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